Filed pursuant to Rule 424(b)(2)
                                                      Registration No. 333-84673

Pricing Supplement No. 3 dated June 1, 2000
(To Prospectus and Prospectus Supplement dated September 23, 1999)

[GRAPHIC OMITTED]

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
                               Emerson Electric Co.
                               MEDIUM - TERM NOTES



Designation:                             Floating Rate Notes Due June 6, 2001

CUSIP No.:                               29101LAX8

Principal Amount (in Specified
Currency):                               US$ 300,000,000

Price to Public (Issue Price):           Variable Price Reoffer

Underwriter's Commission:                none

Net Proceeds to Emerson:                 US$ 300,000,000

Trade Date:                              June 1, 2000

Settlement Date (Original Issue Date):   June 6, 2000

Maturity Date:                           June 6, 2001

Base Rate:                               LIBOR Telerate Page 3750, U.S. Dollars, One Month

Index Maturity:                          One month

Spread:                                  Minus 5 basis points (.05%)

Initial Interest Rate:                   6.60625%

Interest Reset Dates:                    The 6th day of each month, commencing July 6, 2000.

Interest Determination Dates:            Two (2) London Banking Days prior to each Interest Reset Date.

Interest Payment Dates:                  Monthly on the 6th of each month, commencing July 6, 2000.

Underwriter:                             Morgan Stanley Dean Witter (Broker 0050)

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Neither  the  Securities  and  Exchange  Commission  nor  any  state  securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.